EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Christopher J. Davis Executive Vice President, Chief Administrative & Financial Officer 610-293-0600
SAFEGUARD ANNOUNCES 26% INCREASE
IN SECOND QUARTER 2006 REVENUES
—Sixth Consecutive Quarter of Double-Digit Revenue Growth—
Wayne, PA, August 2, 2006 — Safeguard Scientifics, Inc. (NYSE: SFE) today announced its operating results for the second quarter of 2006. Safeguard reported consolidated revenues for the second quarter of $56.4 million, a 26% increase from revenues of $44.7 million in the second quarter last year. This year’s second quarter included $4.6 million of revenue from Acsis, which was acquired in December of 2005.
“In addition to the long-term financial progress being made by our partner companies, we are pleased by our operational developments,” stated Peter J. Boni, President and Chief Executive Officer. “We provided $5.5 million to Authentium, Inc., a computer security company. In addition to putting that capital to work, we also provided growth capital and strategic and operational support to several existing partner companies, which we believe will help to build their value over the long-term. We added significant talent to our management team to help us execute against our strategic plan—Gary Kurtzman, MD, Vice President, Life Sciences, and Erik Rasmussen, Vice President and Principal, Information Technology. We also added a seasoned industry executive to our Board, George McClelland. We are encouraged by the breadth and quality of deal opportunities that we are evaluating, and we will continue to execute against our strategic plan.”
“Our consolidated partner companies delivered another very solid quarter,” stated Christopher J. Davis, Executive Vice President and Chief Administrative and Financial Officer. “Operationally and strategically, the companies delivered during the quarter and are well-positioned to continue building shareholder value. In particular, Alliance Consulting continues to exceed average industry revenue growth rates. Also, their recent acquisition of Fusion Technologies more than doubles the size of the company’s India operations and we believe will positively impact their long-term growth and profitability profile.”
Safeguard’s consolidated net loss in the second quarter of 2006 increased to $9.2 million from $7.7 million in the second quarter of 2005, primarily reflecting the impact of adoption of SFAS No. 123(R) at the beginning of 2006 and net loss of $1.8 million from Acsis, which was acquired in December 2005. Discontinued operations in the second quarter of 2006 included a net gain of $1.6 million from the sale of Alliance Consulting’s Southwest region.
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Information Technology Group — Consolidated Partner Companies
Acsis, an enterprise software company automating manufacturing and supply chain processes, launched an End to End RFID offering with SAP America, Inc. to help customers achieve mandated compliance promptly and affordably and incorporate RFID technology with minimal impact. In addition, Safeguard provided $6 million of additional capital for Acsis to pursue their go-to-market strategy and develop next generation software applications that improve visibility and efficiency throughout the entire supply chain.
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, has an annual revenue run rate greater than $100 million and its top line grew at over 30% on a year-over-year basis during the quarter. Their growth has improved dramatically, and we believe the acquisition of Fusion will positively impact their future growth.
At Mantas, a comprehensive behavior detection software solutions company, second quarter revenues were $8.4 million, up 12% from the prior year. Mantas announced a strategic partnership to help Brazilian financial institutions meet the threat of money laundering. Mantas was also selected by several international banking institutions as the provider for anti-money laundering and compliance programs. Mantas continues to focus on developing cost effective product and service compliance solutions that deliver enhanced functionality and performance to global financial institutions.
Pacific Title & Art Studio, which provides digital post-production and archival services to the motion picture industry, had revenues of $7.6 million in the second quarter of 2006 which were down $1.9 million from last year. From an industry perspective, major movie and trailer production remain off last year’s pace. Pacific Title’s patent pending archival solution, Rosetta-YCM Process, and digital intermediate solutions — continue to generate new business growth and incremental revenue. Pacific Title has also increased its emphasis on special effects, digital color correction, 3D animation and other sophisticated elements.
Life Sciences Group — Consolidated Partner Companies
Clarient (NASDAQ: CLRT), a comprehensive cancer diagnostics company, achieved a 44% increase in revenue year-over-year. These results reflect the continued momentum of their new business strategy and strong growth in the services group, up 139% year-over-year. With their proposed purchase of Trestle Holdings’ assets, Clarient is strategically positioned as a leader in technology and services for the characterization, assessment and treatment of cancer.
Laureate Pharma, offering bioprocessing manufacturing outsourcing services, saw revenue decline $0.4 million in the second quarter of 2006 as compared to the prior year. Laureate recently announced several client wins and has a growing pipeline that should turn into increased revenues in coming quarters. The expansion of its manufacturing facility provides separate production suites and expanded purification and production capacity. Laureate will be able to accommodate increased customer demand for protein-based biopharmaceutical products — without disruption of on-going customer projects.
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Stock-Based Compensation Summary
The consolidated statement of operations for the second quarter of 2006 reflects stock-based compensation expense for Safeguard and our consolidated partner companies. Safeguard adopted SFAS No. 123(R) effective January 1, 2006 using the modified prospective method and, therefore, did not restate prior year periods. Second quarter 2006 results include the following stock-based compensation expenses by segment:

	Operating income
	(loss) from	Stock-based
	continuing	compensation
	operations	expense
Segment Operations	(thousands)	(thousands)
Acsis	$(1,884)	$39
Alliance Consulting	(678)	262
Clarient	(4,341)	266
Laureate Pharma	(2,478)	39
Mantas	1,094	42
Pacific Title & Art Studio	677	—

Total Segment Results	(7,610)	648
Other Items	(5,342)	1,101

	$(12,952)	$1,749

Conference Call
A live web cast and audio presentation to discuss Safeguard’s second quarter earnings, business, and financial outlook with accompanying slides will begin at 9:00am EST, Thursday, August 3. The live web cast can be accessed at Safeguard’s web site http://www.safeguard.com under the Investor Relations section. Participants are encouraged to visit the site prior to the call to assure that the necessary audio applications are downloaded and installed. A replay of this web cast will be available at the site through August 2, 2007.
About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For additional information, visit www.safeguard.com
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
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Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and marketable securities — Parent	$117,722	$141,168
- Subsidiaries	15,845	19,503
Restricted marketable securities	3,870	3,805
Trading securities	2,331	—
Accounts receivable, net	47,518	49,656
Prepaid expenses and other current assets	7,530	6,122
Current assets of discontinued operations	147	—

Total current assets	194,963	220,254
Property and equipment, net	44,278	39,520
Ownership interests in and advances to companies	21,614	17,897
Long-term marketable securities	1,129	3,311
Long-term restricted marketable securities	7,573	9,457
Intangible assets, net	13,436	15,618
Goodwill	97,053	97,462
Other	8,226	9,119
Non-current assets of discontinued operations	—	3,562

Total Assets	$388,272	$416,200

Liabilities and Shareholders’ Equity
Lines of credit	$17,405	$14,523
Current portion of convertible senior debentures	—	5,000
Current maturities of long-term debt	3,582	3,380
Other current liabilities	40,984	50,691
Current liabilities of discontinued operations	—	1,119

Total current liabilities	61,971	74,713
Long-term debt	6,029	5,170
Minority interest	6,622	10,478
Other long-term liabilities	17,487	15,719
Convertible senior debentures	145,000	145,000
Non-current liabilities of discontinued operations	—	145
Redeemable stock-based compensation	2,032	—
Total shareholders’ equity	149,131	164,975

Total Liabilities and Shareholders’ Equity	$388,272	$416,200

Certain prior year amounts have been reclassified to conform to the current year presentation.
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Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenue
Product sales	$3,947	$3,475	$9,414	$5,506
Service sales	52,502	41,214	102,519	77,725

Total revenue	56,449	44,689	111,933	83,231

Operating Expenses
Cost of sales — product	2,474	953	4,840	1,638
Cost of sales — service	35,809	28,422	70,924	54,966
Selling, general and administrative	26,938	19,073	53,282	39,346
Research and development	3,208	2,206	6,593	4,850
Amortization of intangibles	972	894	2,251	1,832

Total operating expenses	69,401	51,548	137,890	102,632

Operating loss	(12,952)	(6,859)	(25,957)	(19,401)
Other income (loss), net	(1,243)	1,259	1,894	1,250
Impairment — related party	—	(102)	—	(260)
Interest income	1,610	1,148	3,180	2,279
Interest expense	(1,659)	(1,564)	(3,293)	(3,100)
Equity income (loss)	335	(1,376)	(270)	(5,407)
Minority interest	1,895	1,215	3,892	2,851

Net loss from continuing operations before income taxes	(12,014)	(6,279)	(20,554)	(21,788)
Income tax (expense) benefit	1,183	(150)	1,101	11

Net loss from continuing operations	(10,831)	(6,429)	(19,453)	(21,777)
Income (loss) from discontinued operations, net of income taxes (a)	1,596	(1,250)	3,766	(1,995)

Net Loss	$(9,235)	$(7,679)	$(15,687)	$(23,772)

Basic and diluted income (loss) per share (b)
Loss from continuing operations	$(0.09)	$(0.05)	$(0.16)	$(0.18)
Net income (loss) from discontinued operations	0.01	(0.01)	0.03	(0.02)

Net loss per share	$(0.08)	$(0.06)	$(0.13)	$(0.20)

Weighted average shares outstanding
Basic and Diluted	121,499	120,779	121,390	120,714
Certain prior year amounts have been reclassified to conform to the current year presentation.
(a) Alliance Consulting sold its Southwest region on May 1, 2006 and as a result, the operations of its Southwest region are included in discontinued operations in 2006 and 2005. Included in the three and six months ended June 30, 2006 is a $1.6 million gain associated with the sale of the Southwest region. As a result of the sale of Laureate Pharma’s Totowa, New Jersey facility in December 2005, the operating results related to its Totowa facility are included in discontinued operations in 2005. As a result of the sale of Mantas’ telecommunications business and certain related assets and liabilities in the first quarter of 2006, the operating results related to its telecommunications business are included in discontinued operations in 2006 and 2005.
(b) If a consolidated or equity method company has dilutive options or securities outstanding, diluted net loss per share is computed first by adjusting net loss for the income attributable to the potential exercise of the dilutive options or securities of the company.
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Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues
Acsis	$4,584	N/A	$8,985	N/A
Alliance Consulting	25,868	19,665	51,080	38,106
Clarient	7,496	5,209	14,246	9,216
Laureate Pharma	2,468	2,823	4,646	5,016
Mantas	8,439	7,544	17,823	14,121
Pacific Title & Art Studio	7,594	9,448	15,153	16,772
Other Companies	—	—	—	—

Total Segment Results	$56,449	$44,689	$111,933	$83,231

Operating Income (Loss) from Continuing Operations (a)
Acsis	$(1,884)	N/A	$(4,128)	N/A
Alliance Consulting	(678)	306	(950)	(613)
Clarient	(4,341)	(3,246)	(8,889)	(7,442)
Laureate Pharma	(2,478)	(2,035)	(4,722)	(4,391)
Mantas	1,094	(291)	2,743	(1,651)
Pacific Title & Art Studio	677	2,272	933	3,215
Other Companies (c)	—	—	—	—

Total Segment Results	(7,610)	(2,994)	(15,013)	(10,882)
Other Items (d)	(5,342)	(3,865)	(10,944)	(8,519)

	$(12,952)	$(6,859)	$(25,957)	$(19,401)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(1,776)	N/A	$(3,905)	N/A
Alliance Consulting	(828)	95	(1,314)	(964)
Clarient	(2,685)	(1,994)	(5,386)	(4,532)
Laureate Pharma	(2,634)	(2,115)	(4,964)	(4,534)
Mantas	1,128	(290)	2,788	(1,658)
Pacific Title & Art Studio	660	2,567	931	3,448
Other Companies (c)	(958)	(1,484)	350	(5,506)

Total Segment Results	(7,093)	(3,221)	(11,500)	(13,746)
Other Items (d)	(3,738)	(3,208)	(7,953)	(8,031)

Net Loss from Continuing Operations	$(10,831)	$(6,429)	$(19,453)	$(21,777)

Note — The above reflects results from continuing operations.
(a) Operating Income (Loss) from continuing operations represents the revenues less operating expenses of each segment, and excludes any allocation to minority interest.
(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.
(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Our share of Other Companies consists primarily of equity income (loss) and gains (loss) on companies, both of which are reported below the operating income (loss) line.
(d) Other Items includes corporate expenses and income taxes.
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